SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 22, 2004

FIRST NATIONAL BANKSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	001-31883	20-0175526

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Goodlette Road North, Naples, Florida	34102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(239) 262-7600

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1 AGREEMENT AND PLAN OF MERGER
EX-99.1 PRESS RELEASE

Item 5. Other Events.

     On March 22, 2004, First National Bankshares of Florida, Inc. (“FLB”) and Southern Community Bancorp (“SCB”) announced that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 19, 2004, pursuant to which FLB will acquire SCB through the merger of SCB with and into FLB.

     Under the terms of the Merger Agreement, at the effective time of the merger, each outstanding share of the SCB’s common stock will be converted into the right to receive 1.62 shares of FLB common stock; provided, that if the average closing price of FLB’s common stock exceeds $20.00 over the 20 consecutive trading days ending on the fifth day prior to the merger (such average closing price, the “Closing FLB Value”), the exchange ratio will be reduced to an amount that will result in each share of SCB common stock being exchanged for a number of shares of FLB common stock having a value (based on the Closing FLB Value) equal to the average of $32.40 ($20.00 multiplied by 1.62) and the product of 1.62 multiplied by the Closing FLB Value.

     If the average closing price of FLB common stock over the twenty trading days ending on the day the last required regulatory or shareholder approval of the merger is obtained is less than $15.00, SCB will have the right to terminate the Merger Agreement.

     The merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (except for any cash paid to a SCB shareholder in lieu of a fractional share of FLB common stock).

     Consummation of the merger is subject to various conditions, including: (i) approval of the Merger Agreement by the shareholders of FLB and SCB; (ii) receipt of banking regulatory approvals; and (iii) receipt of opinions of counsel as to the tax-free nature of certain aspects of the merger.

     The preceding description of certain terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is included as an exhibit to this report and incorporated into this Item 5 by reference.

     The press release jointly issued by FLB and SCB announcing the merger is included as an exhibit to this report and is incorporated into this Item 5 by reference.

     The Merger is expected to be consummated during the third quarter of 2004.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

     The following exhibits are filed with this report:

*2.1	Agreement and Plan of Merger, dated as of March 19, 2004, by and between FLB and SCB

99.1	Press release issued jointly by FLB and SCB on March 22, 2004

_____________________

*The exhibits to the Agreement and Plan of Merger are omitted from this filing. FLB agrees to supplementally furnish to the Commission upon request a copy of any such exhibit.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANKSHARES OF FLORIDA, INC.
By:	/s/ Robert T. Reichert
Robert T. Reichert
Senior Vice President and Chief Financial Officer

Dated: March 24, 2004

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of March 19, 2004, by and between FLB and SCB

99.1	Press release issued jointly by FLB and SCB on March 22, 2004